Intellicheck, Inc. (NYSE:IDN)

Investor Presentation

September 2017

Safe Harbor Statement

Certain statements in this presentation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "will," "believe," "expect," "anticipate", "encouraged" and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company's management identify forward-looking statements. There is no assurance that the proposed changes in the company's business model will result in positive cash flows or profitability. Actual results may differ materially from the information presented here. Additional information concerning forward looking statements is contained under the heading of risk factors listed from time to time in the company's filings with the Securities and Exchange Commission. We do not assume any obligation to update the forward-looking information.

Intellicheck at a Glance

INTELLICHECK™

- Intellicheck delivers instant, accurate identification authentication solutions to significantly reduce fraud at the retail and banking level
- Recently completed CMPO financing transaction with Oppenheimer and Northland in August resulted in $9.4 million of gross proceeds to fuel growth
- Intelicheck's RetailID Online authentication tool is stopping online fraud in the rapidly expanding e-commerce channel
- Intellicheck's LawID product is now rolling out to a backlog of approximately 30 police departments
- Under new management, the Company has pivoted to a successful SaaS business model
- Serves large and growing addressable market, which includes companies within retail, financial, law enforcement, hospitality and defense sectors
- Headquartered in Jericho, New York with 25 employees
- Publicly traded on the NYSE American under the symbol "IDN"





Investment Highlights

Market Opportunity	– Customer identity and access management is projected to be a $17 billion industry by 2020 (growing at 16% CAGR)
Unique Position in Ecosystem	– Innovative solutions with the ability to authenticate government ID credentials from hundreds of unique barcode formats providing real ROI for customers – SaaS offering designed for today's network-centric and mobile world (optimized for smartphones, tablets and legacy systems) – Significant patent protection – 25+ patents granted
High Gross Margin Operating Profile with Accelerating Growth	– Strong revenue retention and visibility due to nature of customer and partner relationships – Growing blue chip customer base accelerated through master service agreements with two of the five largest financial institutions in North America – Compelling backlog of pilots with both retailers and law enforcement agencies – currently has 14 client-paid pilots of Retail ID and Age ID products either in process or being scheduled
Strong Management Team in Place	– Significant sales and management transition at the end of 2014; Bill Roof appointed as CEO – New VP hires in both Sales & Product Development during 2016 – Experienced leadership, financial discipline and focused on driving growth

Management Team



William Roof, MBA, Ph.D. | President & CEO

- 30 years of senior management experience in the commercial and government sectors
- Appointed CEO of Intellicheck in October 2014 after previously serving as CTO of TechFlow, where he managed the technology incubator division, focusing on law enforcement / energy technology and big data analytics for government and commercial markets
- Previously served as VP of R&D at IntelliDOT Corp. and VP of R&D at a division of Cardinal Health (a prior Fortune 20 company)
- Military career spans both the Army and the Navy, retiring from the latter as a Captain (Naval Intelligence)



Bill White | CFO

- 30 years of experience in financial management, operations and business development
- Appointed CFO of Intellicheck in April 2012 after previously serving as Co-Founder and CFO of FocusMicro for 11 years, where he played an integral role in growing the business from inception to over $36 million in annual revenue in a five-year period
- Certified Fraud Examiner (CFE) and CPA



Russell Embry | CTO

- Appointed Senior Vice President and CTO of Intellicheck in July 2001 after previously serving as VP of Information Technology since July 1999
- Previously served as Lead Software Engineer at RTS Wireless and Principal Engineer at GEC-Marconi Hazeltine Corp.



Paul Fisher | Vice President of Sales

- 20 years of experience in sales management, marketing, operations management, business development, managed and professional services, telecommunications and networking
- Appointed VP of Sales of Intellicheck in April 2016 after previously serving as VP of Sales and Marketing at Bass Security Services, where he was responsible for all sales and marketing as a security integrator to the North American retail market



Frank Lubin | VP of Engineering

- Appointed VP of Engineering of Intellicheck in February 2017 after previously serving as VP of Software Engineering at CA Technologies from 1991 to 2016
- Extensive experience in all aspects of product development and infrastructure / enterprise management applications

Market Opportunity

Financial / Retail

Challenge

- Fraud in the retail sector is estimated at $60B annually and growing*
  - Counterfeit driver licenses are used by fraudsters to apply for credit at brick-and-mortar locations or online
  - Counterfeit driver licenses are used by fraudsters to return stolen merchandise

Solution

- Intellicheck's products for the finance and retail markets instantly identify counterfeit driver licenses
  - Instant authentication alerts retailers of fraud
  - Intellicheck's Retail ID extracts information from authentic driver licenses and instantly populates credit card and customer loyalty applications
    - Significantly increases credit and loyalty applications

Law Enforcement / Public Safety

Challenge

- Law Enforcement Officers (LEO) often do not have instant access to critical information on contacted individuals (wants, warrants, BOLOs, protective orders, etc.)
  - Current processes require LEO to turn their backs on contacts, sit in vehicles and type information onto laptops, or call dispatch via radio and wait in the queue
  - Many LEO do not have the tools needed to access to critical threat information (non-uniformed, detectives, task forces, gang squads, etc.)

Solution

- Law ID authenticates contact's ID, retrieves, parses and displays threat analysis information from sensitive data sources (FBI, State, DMV, etc.)

* Forbes 2015 Report

Intellicheck SaaS Offering

Product	Application	Customers	Addressable Market
RETAIL ID®	Reduces credit and stolen merchandise return fraud while increasing credit card and loyalty program applications and conversions	Commercial application for retailers as well as financial institutions (both physical locations and online)	RETAIL
LAW ID®	Provides instant threat analysis of wanted or potentially dangerous persons	Application for real time DMV, state LE data, FBI, terrorist watch lists, etc. checks from mobile devices	LAW ENFORCEMENT
AGE ID®	Stops purveyors of age-restricted products from selling to minors. Helps vendors comply with law and avoid tragedies associated with minors accessing restricted products	Anywhere alcohol or other restricted products are sold. Client size ranges from sports stadiums and major restaurant chains nationwide, to smaller venues	LAW ENFORCEMENT, RETAIL, HOSPITALITY
GUEST ID®	Enhances the guest experience with instant, accurate registration that reduces fraud	ID Verification for hotels, resorts, motels	HOSPITALITY
DEFENSE ID®	Increases awareness and security at restricted facilities with instant ID authentication	Access control for: – Military – Government – Highly secure or classified facilities	DEFENSE

Value Proposition

Complete Real-Time Solution

- Real time execution is key: customers needs to know the authenticity of a credential at the moment the engagement begins
- Only Intellicheck's patented ID authentication solutions instantly and accurately authenticate the credential (real vs. fake) by matching the encoded information stored in the barcode against Intellicheck's proprietary database of known authentic and known counterfeit formats
- Competition may only "read" barcodes, or conduct an optical character recognition (OCR) scan of the front of the driver license

Unmatched Accuracy and Ease of Use

- 99% accuracy rate, including driver licenses, state issued IDs and federal IDs such as military IDs, CAC and PIV
- Unique, patent-pending "State Aware" functionality ensures compliance with ID scanning state laws in all 50 states

Flexible Technology Delivered Via SaaS Solution

- SaaS offering designed for today's network-centric and mobile world (optimized for smartphones, tablets and legacy systems)
- Easy integration with existing management systems or can be deployed as a stand-alone system

Direct Access to Industry Standard Databases & Custom Engineering Consulting

- In addition to proprietary databases, Intellicheck designed its solution to access state and federal databases where critical information is stored
- Custom engineering consulting ensures clients will maximize the value of their data sets (yielding highly secure data aggregation and custom analytics to meet specific needs)

Go-To-Market Strategy

Direct Sales

- 6 dedicated sales personnel; non-linear opportunity pipeline with significant potential
- Expanded sales force will re-organize by vertical and include subject matter experts within sectors
- Focus on driving SaaS license arrangements in the financial services, retail and hospitality industries
- Defense and law enforcement sales are partnership-driven
  - Existing partnership with Nlets
  - Software and server implementation at national NOC location is complete and operational
    - Eliminates need for servers in each state
    - Compresses sales cycle
    - Enhances credibility
- Intellicheck utilizes endorsements by interest groups, trade associations & publications, conventions, and industry seminars

Channel Partners

- In addition to direct sales, Intellicheck generates interest via channel partners
- These are typically financial institutions with a vested interest in the fraud detection and prevention departments across their portfolio of financial and retail clients
  - Master Service Agreement (MSA) signed with one top-five financial institution; MSA as fraud prevention subcontractor currently in sign-off process with a second top-five financial institution
- Nlets is a significant channel partner for Law ID and potential future features and products
- In active dialogue with other large potential partners
- Partnerships provide leverage into their portfolios of clients and associates, acting as a force multiplier for the Intellicheck sales force

Pilot Overview – Channel Partners in Financial Services

Partnered with "top-five" financial institution and completed retail store pilot and full roll-out of both Retail ID at the Point of Sale and Retail ID online

- ✓ Store pilot verified, identified fraud savings exceeded $1.2 million over a 90-day period for the initial 23 store pilot resulting in executed SaaS contract
- ✓ Intellicheck subsequently rolled-out to approximately 100 stores following the successful pilot

A "top-five" credit card issuer integrated Intellicheck's authentication product with their retail client for fraud prevention

- ✓ Expects the first of four retailers in this portfolio to roll-out product beginning in October 2017 with potential for approximately $4 million in annual SaaS revenue

"Top-ten" credit card issuer made introductions to five of their accounts experiencing the highest fraud rates

- ✓ First of five pilots complete and generating revenue
- ✓ Four remaining pilots underway with annual SaaS revenue across all five estimated at $1.3 million
- ✓ Success is expected to lead to rollouts to other underwritten retailers

Actively engaged with multiple "top-five" domestic banks and four of the top 15 credit card issuers in North America

- ✓ Provides leverage and access to thousands of retailers whose credit is underwritten by these institutions

Pilot Overview – Retail

RETAIL ID

In pilot process with 11 retailers for Retail ID

A major department store chain converted to full roll-out of Retail ID after pilot

– Resulting in annual SaaS revenue of approximately $850,000 (announced July 11th)

A major furniture retailer converted from pilot to contract

– Generating approximately $230,000 in annual SaaS revenues
  - Retail ID and Retail ID Online

Retail ID growth metric

– Black Friday weekend, 2016: 9.6k identity documents (driver licenses) evaluated by clients

– Weekend of July 14th – 16th, 2017: 280k identity documents (driver licenses) evaluated by clients

Other Initiatives

LAW ID®

- Strategic Partner National Law Enforcement Telecommunications System (Nlets) announced in October 2016
- Currently have a backlog of approximately 30 law enforcement agencies upon completion of Nlets integration (2 August Go-Live)

DEFENSE ID®

- Currently installed at 22 US Army facilities, and two "three-letter agencies"
- Working several opportunities at US Government installations to deploy Defense ID solution for physical access control

AGE ID®

- Announced contract with large West Coast state to equip 80 law enforcement officers with Age ID technology to prevent the sale of age restricted products
  - Provides an anchor application and introduction for Law ID
- Completed successful Age ID Q2 pilot at five large concert and stadium venues nationwide
- Signed and deployed 500 Age ID licenses for another large concession vendor in Q2, with significant positive results at their first event

Financial Overview

Financial Highlights

SaaS Revenue Growth

- $300K in SaaS revenue in Q2 17 (117% increase YoY) and $570K year-to-date through June 30th
- Approximately $1 million in new annual SaaS revenue announced since the end of Q1

Strengthened Financial Position

- Approximately 38% reduction in GAAP Total Operating Expenses for year-to-date June 30th
- Significantly reduced year-to-date June 30th net loss 48% YoY

Well Positioned for Growth

- Large markets without clear market leaders
- Approximately 30 law enforcement agencies awaiting installation and 11 retail pilots in process (in addition, over 500+ leads)

Balance Sheet *(as of June 30, 2017)*

- Cash $1.0 million
- Total Assets $12.7 million
- Debt free
- Raised $9.4 million in CMPO with with Oppenheimer/Northland in August 2017

Recent Operating Results

		(Unaudited) Three Months Ended June 30, 2017
Income Statement		
Revenues	$	951,334
Cost of revenues		(204,634)
Gross profit		746,700
% gross margin		78.5%
Selling, general and administrative		1,352,361
Research and development		495,048
Total operating expenses		1,847,409
Loss from operations		(1,100,709)
Interest and other income		2,156
Net loss	$	(1,098,553)
Loss per common share - basic / diluted	$	(0.10)
Weighted average common shares		10,769,437

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA		
Net loss	$	(1,098,553)
Interest and other income		(2,156)
Depreciation and amortization		103,780
Stock-based compensation		94,718
Adjusted EBITDA (Non-GAAP)	$	(902,211)

INTELLICHECK

Contact Information

Bill Roof
516.992.1900
wroof@intellicheck.com

Bill White
516.992.1985
bwhite@intellicheck.com

Gar Jackson
Global IR Group
949.873.2789
gar@globalirgroup.com